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EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of Gilead Sciences, Inc. on Form S-3 of our report dated February 7, 2003 relating to the consolidated financial statements of Triangle Pharmaceuticals, Inc., which appears in the Current Report on Form 8-K/A of Gilead Sciences, Inc. dated May 8, 2003. We also consent to the reference to us under the heading "Experts" in this Amendment No. 3 to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
July 7, 2003

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EXHIBIT 23.4